SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

                             November 22, 2004
Date of Report   (Date of earliest event reported)

      Hershey Foods Corporation
(Exact name of registrant as specified in its charter)

                                Delaware
(State or other jurisdiction of incorporation)

1-183 (Commission File Number)	23-0691590 (IRS Employer Identification No.)

    100 Crystal A Drive, Hershey, Pennsylvania 17033
(Address of Principal Executive Offices)    (Zip Code)

Registrant's telephone number, including area code:  (717)  534-6799

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Exhibit Index - Page 3

INFORMATION TO BE INCLUDED IN REPORT

Item 1.01    Entry into a Material Definitive Agreement

        On November 22, 2004, Hershey Foods Corporation (the “Corporation”) entered into a Stock Purchase Agreement to acquire all of the outstanding stock of Mauna Loa Macadamia Nut Holdings, Inc., a Delaware corporation, ("Mauna Loa"), from TSG3 L.P., a Delaware limited partnership, Darrell F. Askey, Frank G. Bragg, III, Peter J. Burns, Ramona L. Cappello, Charles H. Esserman, Charles A. Lynch, Michael L. Mauze, Thomas O’Rourke, J. Gary Shansby, Yasser Toor and Charles K. H. Young. Mauna Loa operates under the name Mauna Loa Macadamia Nut Corporation. The purchase price will be $112,400,000, plus assumed debt, which is estimated to be $17,600,000. The acquisition is expected to be completed during the fourth quarter of 2004 and is subject to customary closing conditions and regulatory approval. A copy of the Corporation's press release dated November 22, 2004 is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

        The filing of this current report on Form 8-K shall not be deemed an admission by Hershey Foods Corporation that the transaction described herein is material to the Corporation.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:   November  22, 2004

                 HERSHEY FOODS CORPORATION

By:     /s/Burton H. Snyder
  Burton H. Snyder
         Senior Vice President,
                       General Counsel and Secretary

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Exhibit Index - Page 3

EXHIBIT INDEX

Exhibit No.	Description
99.1	Hershey Foods Corporation Press Release dated November 22, 2004

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Exhibit Index - Page 3